UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2007

NCI, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 21, 2007, NCI, Inc. (the “Company”) announced its financial results for the fourth quarter and year ended December 31, 2006 and earnings guidance for the first quarter and full year of 2007. A copy of the February 21, 2007 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02, including the press release filed under Item 9.01, is furnished to, but not filed with, the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934. As a result, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2007, upon the unanimous recommendation of the Nominating/Governance Committee, the Board of Directors elected Terry W. Glasgow, the Company’s President and Chief Operating Officer to the Board of Directors. Mr. Glasgow’s election fills the vacancy on the Board of Directors created by the previously announced resignation of Michael W. Solley from the Board of Directors effective January 31, 2007. As a result, Mr. Glasgow’s director term shall end at the 2007 annual meeting of stockholders of the Company. The Nominating/Governance Committee has unanimously recommended, and the Board of Directors has approved, the submission to the stockholders of the Company at the 2007 annual meeting of stockholders of the Company the nomination of Mr. Glasgow for election as a director for an additional one year term.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	NCI, Inc., Press Release dated February 21, 2007, announcing financial results for the fourth quarter and year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: February 21, 2007	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Senior Vice President and Chief Financial Officer